Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Third Quarter 2018 Results

Third Quarter 2018 Highlights:

- Total Comparable Sales (1.9%)

- Digital commerce increases 22.1%

- GAAP earnings per share (EPS) from continuing operations of $0.08. Adjusted EPS from continuing operations of $0.04

SECAUCUS, N.J., November 7, 2018 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer of nutritional products, today announced preliminary results for the three months ended September 29, 2018. Total net sales in the third quarter were $276.6 million compared to $282.4 million in the same period of the prior year.
Reported earnings per share (EPS) from continuing operations in third quarter 2018 was $0.08, compared to a loss per share from continuing operations of $3.60 in the same period of the prior year. Results in third quarter 2018 include $0.6 million pre-tax expenses associated with management realignment and the closure of the New Jersey distribution center and a $1.3 million Federal income tax benefit. Third quarter 2017 results included goodwill and trade name impairment charges totaling $105.7 million pre-tax, and $2.3 million of pre-tax expenses related to the closure of the New Jersey distribution center. Excluding these special items, EPS from continuing operations was $0.04 in third quarter 2018 flat with third quarter 2017. (Refer to Table 4 at the end of this press release for a reconciliation.)
Commenting on the quarter’s results, Sharon Leite, CEO stated, “The team is making progress against the priorities outlined earlier this year. Sales and margins are improving and the organization is steadfast in our ability to improve these metrics further. Progress has also been made with our vendors, which has allowed us to test new categories as well as bring new and exclusive products to market.”
“I am delighted to be a part of The Vitamin Shoppe organization. We will be taking transformative, strategic actions to expeditiously turn around the company and position us to drive sustainable growth. The team has made progress as evidenced by our achievements to date, however there is still much more work to do” concluded Ms. Leite.
Third Quarter 2018 Results
Total sales of $276.6 million in the quarter were 2.0% lower than the same period of the prior year. Total comparable sales were down 1.9% in the quarter. As the Company continues to advance its omni-channel initiative, digital comparable net sales, which includes vs.com and Auto Delivery, increased 22.1% in the quarter. The Company opened one store in the quarter and closed three.

Cost of goods sold, which includes product, distribution and store occupancy costs, were $189.9 million, 3.0% lower than the same period of the prior year. Third quarter 2017 included a $2.0 million charge associated with closing the New Jersey distribution center.
Gross profit of $86.7 million was flat with the $86.6 million reported in third quarter 2017. Reported gross profit as a percentage of net sales was 31.3% in third quarter 2018, compared to 30.7% in the same period of 2017. Excluding the special items mentioned above, gross profit was $88.6 million in third quarter 2017 and the adjusted gross profit as a percentage of sales was 31.4%. The third quarter 2018 year-over-year decrease was primarily due to deleverage in supply chain and occupancy partially offset by improvements in margin from more favorable pricing and promotions and lower costs through vendor partnerships. (Refer to Table 4 at the end of this press release for a reconciliation.)
Selling, general and administrative expenses (SG&A), including operating payroll and related benefits and advertising expense, was $82.7 million for the quarter ended September 29, 2018, compared with $84.4 million for the quarter ended September 30, 2017. SG&A as a percent of revenue was 29.9% in third quarter 2018 flat with third quarter 2017. On an adjusted basis, SG&A as a percentage of sales was 29.7% compared to 29.8% in third quarter 2017.
Operating income in third quarter 2018 of $3.2 million compared to operating loss of $103.8 million in the same period of the prior year. Third quarters 2018 and 2017 included goodwill, trade name and store impairment charges of $0.7 million and $106.0 million, respectively. Adjusted for the items noted in Table 4 for both third quarters 2018 and 2017, adjusted operating income was $3.9 million in third quarter 2018 compared with an adjusted operating income of $4.2 million in third quarter 2017. The adjusted operating margin was 1.4% in third quarter 2018 compared with 1.5% in the same period of the prior year. (Refer to Table 4 at the end of this press release for a reconciliation.)
Reported net loss was $1.7 million for third quarter 2018 compared to net loss of $86.2 million in the same period of the prior year. Net income from continuing operations was $1.9 million compared to a net loss from continuing operations of $83.4 million in third quarter 2017.
Reported loss per share was $0.07 in third quarter 2018, compared to a loss per share of $3.72 in third quarter 2017. Earnings per share from continuing operations were $0.08 in third quarter 2018 compared to a loss per share from continuing operations of $3.60 in third quarter 2017. Earnings per share from continuing operations on an adjusted basis (for the items described in Table 4) in third quarter 2018 were $0.04 flat with third quarter 2017.
Balance Sheet and Cash Flow
Cash and equivalents at September 29, 2018 were $1.8 million. At quarter end, the Company had a convertible notes liability with a total face value of $68.4 million and nothing borrowed on its revolving line of credit.
Capital expenditures were $9.0 million in the quarter with funds primarily expended on IT and other digital investments.
2018 Outlook
The Company is providing guidance around the key levers that drive the business. Specifically:

•	Full year comparable sales of negative low to mid-single digits.

•	Reported full year gross margin rate of 31.0% to 31.5%. This includes charges associated with assortment optimization and North Bergen closure this year. Excluding those charges, full year gross margin rate of 31.5% - 32.0%. The Company expects improved product margins offset by higher delivery costs and fixed cost deleverage. (See GAAP reconciliation in Table 5.)

•
Reported full year SG&A expense of $344 million to $349 million including charges shown in Table 4. Excluding those charges, SG&A expenses between $340 million and $345 million. (See GAAP reconciliation in Table 5.)

•	Combined Federal, State and Local tax rate of 28%. This excludes discrete items estimated at $0.5 million to $1 million.

•	Full year capital expenditures of approximately $30 million, and includes the opening of two new stores.
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP is shown in Tables 4 and 5.
Webcast
Management will host a conference call to discuss the third quarter 2018 results at 8:30 a.m. Eastern Time (ET) today. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.vitaminshoppe.com. A telephonic replay will be available beginning at 11:30 a.m. ET on November 7, 2018 and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international callers. The passcode for the replay is 2549154. The telephonic replay will be available until 11:59 p.m. ET on November 14, 2018. The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.
About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is an omni-channel, specialty retailer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 700 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plnt®, ProBioCare®, and Next Step® brands. The Vitamin Shoppe conducts business through more than 775 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain words such as “outlook”, “believes”, “expects”, “potential”,

“continues”, “may”, “will”, “should”, “seeks”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, implementation of our strategy, compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company's products, management changes, maintaining appropriate levels of inventory, changes in tax policy, ecommerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, regulatory environment and other specific factors discussed herein and in other Securities and Exchange Commission (the "SEC") filings by us (including our reports on Forms 10-K and 10-Q filed with the SEC). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:	Media:
Kathleen Heaney	Crystal Carroll
646-912-3844 OR 201-552-6430	201-552-6328
ir@vitaminshoppe.com	crystal.carroll@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$276,636	$282,407	$865,703	$884,599
Cost of goods sold	189,945	195,789	591,665	601,678
Gross profit	86,691	86,618	274,038	282,921
Selling, general and administrative expenses	82,747	84,423	260,263	246,168
Goodwill, tradename and store fixed-assets impairment charges	718	106,000	1,551	274,090
Income (loss) from operations	3,226	(103,805)	12,224	(237,337)
Gain on extinguishment of debt	—	—	16,229	—
Interest expense, net	1,289	2,426	5,429	7,212
Income (loss) before provision (benefit) for income taxes	1,937	(106,231)	23,024	(244,549)
Provision (benefit) for income taxes	57	(22,867)	6,204	(24,664)
Net income (loss) from continuing operations	1,880	(83,364)	16,820	(219,885)
Net loss from discontinued operations, net of tax	(3,626)	(2,786)	(15,245)	(14,688)
Net income (loss)	$(1,746)	$(86,150)	$1,575	$(234,573)

Weighted average common shares outstanding
Basic	23,545,842	23,152,645	23,477,982	23,070,781
Diluted	23,545,842	23,152,645	23,743,856	23,070,781

Net income (loss) from continuing operations per common share
Basic	$0.08	$(3.60)	$0.72	$(9.53)
Diluted	$0.08	$(3.60)	$0.71	$(9.53)

Net loss from discontinued operations per common share
Basic	$(0.15)	$(0.12)	$(0.65)	$(0.64)
Diluted	$(0.15)	$(0.12)	$(0.64)	$(0.64)

Net income (loss) per common share
Basic	$(0.07)	$(3.72)	$0.07	$(10.17)
Diluted	$(0.07)	$(3.72)	$0.07	$(10.17)

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Decrease in total comparable net sales	(1.9)%	(6.6)%	(2.2)%	(7.1)%
Decrease in comparable store net sales	(4.7)%	(7.0)%	(5.5)%	(6.8)%
Increase (Decrease) in digital comparable net sales	22.1%	(2.7)%	26.2%	(9.3)%

Gross profit from continuing operations as a percent of net sales	31.3%	30.7%	31.7%	32.0%
Income (Loss) from continuing operations as a percent of net sales	1.2%	(36.8)%	1.4%	(26.8)%

Capital Expenditures	$8,950	$14,936	$24,655	$43,314
Depreciation and Amortization	$10,504	$7,709	$32,002	$23,548

Store Data:
Stores open at beginning of period	782	783	785	775
Stores opened	1	3	2	12
Stores closed	(3)	(2)	(7)	(3)
Stores open at end of period	780	784	780	784

Total retail square footage at end of period (in thousands)	2,718	2,733	2,718	2,733

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,792	$1,947
Inventories	188,400	218,087
Prepaid expenses and other current assets	40,756	39,473
Current assets held for sale	—	22,625
Total current assets	230,948	282,132
Property and equipment, net of accumulated depreciation and amortization of $310,789 and $334,082 in 2018 and 2017, respectively	130,907	141,520
Other intangibles, net	11,051	11,040
Deferred taxes	22,800	37,278
Other long-term assets	2,516	2,572
Noncurrent assets held for sale	—	16,891
Total assets	$398,222	$491,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$—	$12,000
Accounts payable	43,989	46,921
Accrued expenses and other current liabilities	59,411	62,645
Current liabilities held for sale	—	5,337
Total current liabilities	103,400	126,903
Convertible notes, net	62,228	126,415
Deferred rent	38,411	40,832
Other long-term liabilities	1,458	1,916

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at September 29, 2018 and December 30, 2017	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,248,598 shares issued and 23,991,881 shares outstanding at September 29, 2018, and 24,220,509 shares issued and 24,021,948 shares outstanding at December 30, 2017	242	242
Additional paid-in capital	84,881	88,823
Treasury stock, at cost; 256,717 shares at September 29, 2018 and 198,561 shares at December 30, 2017	(7,285)	(7,010)
Retained earnings	114,887	113,312
Total stockholders’ equity	192,725	195,367
Total liabilities and stockholders' equity	$398,222	$491,433

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Goodwill, Tradename and Store Fixed-Assets Impairment	Operating	Net	Diluted
Continuing Operations	Profit	SG&A	Charges	Income (Loss)	Income (Loss)	EPS

Three months ended September 29, 2018:
As Reported	$86.7	$82.7	$0.7	$3.2	$1.9	$0.08
Tax Reform (1)	—	—	—	—	(1.3)	(0.06)
Management realignment charges (2)	—	(0.4)	—	0.4	0.3	0.01
Closing of distribution center (3)	—	(0.2)	—	0.2	0.2	0.01
As Adjusted	$86.7	$82.1	$0.7	$3.9	$1.0	$0.04

Three months ended September 30, 2017:
As Reported	$86.6	$84.4	$106.0	$(103.8)	$(83.4)	$(3.60)
Goodwill impairment (4)	—	—	(46.3)	46.3	46.3	2.00
Tradename impairment (5)	—	—	(59.4)	59.4	36.6	1.58
Closing of distribution center (3)	2.0	(0.3)	—	2.3	1.4	0.06
As Adjusted	$88.6	$84.2	$0.3	$4.2	$0.9	$0.04

Nine months ended September 29, 2018:
As Reported	$274.0	$260.3	$1.6	$12.2	$16.8	$0.71
Gain on extinguishment of debt (6)	—	—	—	—	(11.7)	(0.49)
Tax Reform (1)	—	—	—	—	(1.3)	(0.06)
Inventory charge (7)	3.6	—	—	3.6	2.6	0.11
Closing of distribution center (3)	1.8	(1.1)	—	2.9	2.1	0.09
Management realignment charges (2)	—	(2.2)	—	2.2	1.6	0.07
Shareholder settlement (8)	—	(0.7)	—	0.7	0.5	0.02
As Adjusted	$279.4	$256.2	$1.6	$21.7	$10.6	$0.45

Nine months ended September 30, 2017:
As Reported	$282.9	$246.2	$274.1	$(237.3)	$(219.9)	$(9.53)
Goodwill impairment (4)	—	—	(210.6)	210.6	197.6	8.57
Tradename impairment (5)	—	—	(59.4)	59.4	36.6	1.59
Store impairment charges (9)	—	—	(3.8)	3.8	2.3	0.10
Closing of distribution center (3)	2.0	(0.3)	—	2.3	1.4	0.06
As Adjusted	$284.9	$245.9	$0.3	$38.7	$18.0	$0.78

(1) Represents the tax benefit associated with tax accounting method changes and their effect on the revalued deferred tax assets and liabilities under the Tax Cut and Jobs Act of 2017.
(2) Costs related to management turnover, including severance charges, recruitment costs and related professional fees.
(3) Costs related to the closing of the North Bergen, New Jersey distribution center.
(4) Impairment charges on the goodwill of the retail segment.
(5) Impairment charge on the Vitamin Shoppe tradename.
(6) Gain recognized on the repurchases of a portion of Convertible Notes, net of tax.
(7) Inventory charge resulting from an evaluation to optimize the Company's product assortment.
(8) Professional fees incurred related to shareholder settlement.
(9) Impairment charges on the fixed assets of retail locations still in use in the Company's operations.

TABLE 5
VITAMIN SHOPPE, INC. AND SUBSIDIARY
ADJUSTED 2018 GUIDANCE
(Unaudited)

Dollars in millions
Figures may not sum due to rounding
Fiscal Year Ending December 29, 2018 (Projected)

Gross Margin Rate - GAAP basis	31.0% to 31.5%
Inventory charge	0.3%
Closing of distribution center	0.2%
Gross Margin Rate - Adjusted basis	31.5% to 32.0%

SG&A - GAAP basis	$344 to $349
Management realignment charges	(2)
Shareholder settlement	(1)
Closing of distribution center	(1)
SG&A - Adjusted basis	$340 to $345